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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              CENTRAL BANCORP, INC.


                                    ARTICLE I

                                   MAIN OFFICE

         The main office of Central Bancorp, Inc. (the "Corporation") shall be in Somerville, Massachusetts, or such other location as the Board of Directors may designate, subject to applicable law.

                                   ARTICLE II

                                  STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. The Annual Meeting of the stockholders for elections and other purposes shall be held within six months after the end of the Corporation's fiscal year at such date, time and place as fixed by the Board of Directors, the Chairman of the Board or the President, consistent with the requirements of Massachusetts law. The purposes for which the Annual Meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these Bylaws, may be specified by the Board of Directors, the Chairman of the Board or the President.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called only as provided in the Corporation's Articles of Organization.

         SECTION 3. NOTICE OF MEETINGS. A written notice of all annual and special meetings of stockholders stating the place, date and hour and the purpose or purposes of such meeting shall be given by the Clerk or an Assistant Clerk, the Secretary or an Assistant Secretary (or other person authorized by these Bylaws) at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, under the Articles of Organization or under these Bylaws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears on the stock transfer books of the Corporation. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

         When any stockholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

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         SECTION 4. QUORUM. The holders of a majority in interest of all stock issued, outstanding, and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is not present, a lesser number may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 5. VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the clerk or secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

         SECTION 6. ACTION AT MEETING. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these Bylaws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Organization or by these Bylaws. No action may be taken on the nomination of a director unless the procedures set forth in the Articles of Organization have been complied with. The Corporation shall not directly or indirectly vote any share of its own stock, provided however, that no provision of these Bylaws shall be construed to limit the voting rights and powers relating to shares of stock held pursuant to a plan which is intended to be an "employee stock ownership plan" as defined in section 409A of the Internal Revenue Code, as now or hereafter in effect.

         SECTION 7. CONTROL SHARE ACQUISITIONS. Title XV, Chapter 110D of the Massachusetts General Laws (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation.


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                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. POWERS. The business and affairs of the Corporation shall be managed by a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these Bylaws.

         SECTION 2. NUMBER, TERM AND ELECTION. The Board of Directors shall initially consist of eight members and shall be divided into three classes as nearly equal in number as possible. The Board of Directors shall be classified in accordance with the provisions of the Corporation's Articles of Organization. At each annual meeting of stockholders, the successors to the directors of the class whose term shall expire in that year shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified. The Board of Directors may increase or decrease the number of members of the Board of Directors by a vote of at least two-thirds of the board members then in office, provided the total number of directors on the board may not be more than 21 nor less than 7.

         SECTION 3. QUALIFICATION. Each director shall have such qualifications as are required by applicable law. In addition, at least three-fourths of the directors shall be citizens of the United States of America and residents of the Commonwealth of Massachusetts. Each director shall own, free of any lien or encumbrance, in his own right or through a company in which he holds an ownership interest of at least seventy-five percent, common stock of the Corporation, having a par value or a fair market value on the date the person became a director, of not less than one thousand dollars. Any director who ceases to be the owner of the required number of shares of stock, or who becomes in any other manner disqualified, shall vacate his office forthwith. Each director, when appointed or elected, shall take an oath that he will faithfully perform the duties of his office and that he is the owner, in his own right and free of any lien or encumbrance, of the amount of stock required by this section. The oath shall be taken before a notary public or justice of the peace, who is not an officer of the Corporation, and a record of the oath shall be made a part of the records of the Corporation.

         SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or a majority of the directors. The persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by such persons.

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         SECTION 6. NOTICE. Notice of any special meeting of the Board of
Directors shall be given to each director in person or by telephone or sent to his business or home address by telegram at least 24 hours in advance of the meeting or by written notice mailed to his business or home address at least 48 hours in advance of such meeting. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the records of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or converted. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. QUORUM. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. When any Board of Directors' meeting either regular or special is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by governing law, by the Articles of Organization or these Bylaws.

         SECTION 9. ACTION BY CONSENT. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and such consents are filed with the records of the meetings of directors.

         SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the main office of the Corporation addressed to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President.

         SECTION 11. REMOVALS. A director may be removed from office only as provided in the Articles of Organization.

         SECTION 12. VACANCIES. Any vacancy occurring on the Board of Directors as a result of resignation, removal or death may be filled in accordance with the provisions of the Articles of Organization.


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         SECTION 13. COMPENSATION. The members of the Board of Directors and the members of either standing or special committees may be allowed such compensation as the Board of Directors may determine.

         SECTION 14. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Clerk or the Secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 15. COMMITTEES. The Board of Directors, by a vote of a majority of the directors then in office, may elect from its number, not less than three members in each case to serve as an Executive Committee, a Security Committee, a Finance Committee, a Nominating Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time, subject to any applicable requirements of law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. In the case of the Nominating Committee, which shall be established for the purpose of making nominations for election to the Board of Directors, such committee shall consist of at least three members. The committee shall deliver its nominations to the Clerk or the Secretary of the Corporation at least 30 days in advance of the meeting at which elections are to be held.

         SECTION 16. MANNER OF PARTICIPATION. Members of the Board of Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. ENUMERATION. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Treasurer, a Clerk, and such other officers, including Vice Chairmen of the Board, Vice Presidents or Assistant Vice Presidents, Assistant Treasurers, Assistant Clerks, a Secretary or Assistant Secretaries, as the Board of Directors may determine.

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         SECTION 2. ELECTION. The officers shall be elected annually by the
Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such first meeting of the Board of Directors or at any other meeting.

         SECTION 3. QUALIFICATION. No officer need be a stockholder. Any two or more offices may be held by any person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

         SECTION 4. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, all officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified. Any officer may resign by delivering his written resignation to the Corporation at its main office addressed to the Chairman of the Board, the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with governing law or regulation, but no such contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 5 of this Article IV.

         SECTION 5. REMOVAL. The Board of Directors may remove any officer with cause by a two-thirds vote of the entire number of directors then in office. Such removal shall be without prejudice to the contract rights, if any, of the persons involved. An officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

         SECTION 6. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 7. CHAIRMAN OF THE BOARD. The Board of Directors may annually elect a Chairman of the Board. Unless the Board of Directors otherwise provides, the Chairman of the Board shall preside, when present, at all meetings of the stockholders and the Board of Directors.

         SECTION 8. CHIEF EXECUTIVE OFFICER. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall be the chief executive officer and shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business.


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         SECTION 9. PRESIDENT AND VICE PRESIDENTS. The President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. Unless otherwise provided by the Board of Directors he shall preside, when present, at all meetings of stockholders and of the Board of Directors if the Chairman of the Board does not attend such meetings. The Board shall rank the Vice Presidents, if there be more than one, and may give them such additional designations as it may determine. In the event of the absence or disability of the President, the ranking Vice President shall have all of the powers and perform all of the duties of the President.

         SECTION 10. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

         Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

         SECTION 11. CLERK AND ASSISTANT CLERK. The Clerk shall keep a record of the meeting of stockholders. In case a Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, shall perform the duties of the Clerk.

         SECTION 12. SECRETARY AND ASSISTANT SECRETARIES. The Secretary, if one be elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary or any Assistant Secretary, the Clerk or any Assistant Clerk , a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

         SECTION 13. OTHER POWERS AND DUTIES. Subject to these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in applicable law and in these Bylaws, such duties and powers as may be designated from time to time by the Board of Directors. The President shall have the authority to appoint additional officers of the Corporation other than those enumerated herein.

                                    ARTICLE V

                                  CAPITAL STOCK

         SECTION 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

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         SECTION 2. TRANSFERS. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

         SECTION 3. RECORD HOLDERS. Except as may be otherwise required by law, by the Articles of Organization or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

         It shall be the duty of each stockholder to notify the Corporation of his postal address.

         SECTION 4. RECORD DATE. The Board of Directors may fix in advance a time of not more than 60 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

         If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

         SECTION 5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including appropriate indemnification of the Corporation, as the Board of Directors may prescribe.

         SECTION 6. ISSUANCE OF CAPITAL STOCK. The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

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         SECTION 7. DIVIDENDS. Subject to applicable law, the Articles of
Organization and these Bylaws, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on the outstanding shares of its capital stock. Such dividends may be in the form of cash, property or stock.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         SECTION 1. FISCAL YEAR. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending March 31st. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent accountants appointed by the Audit Committee of the Board of Directors.

         SECTION 2. SEAL. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

         SECTION 3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chairman of the Board, President, Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

         SECTION 4. INDEMNIFICATION. Directors and officers of the Corporation shall be entitled to indemnification as provided in the Articles of Organization.

         SECTION 5. VOTING OF SECURITIES. Unless otherwise provided by the Board of Directors, the Chairman of the Board, the President or Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitutions, at any meeting of stockholders or shareholders of any other organization, any of whose securities are held by the Corporation.

         SECTION 6. RESIDENT AGENT. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, or a corporation organized under the law of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.


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         SECTION 7. CORPORATE RECORDS. The original, or attested copies, of the
Articles of Organization, Bylaws and records of all meetings of the directors and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and amount of stock held by each, shall be kept in Massachusetts at the main office of the Corporation, or at an office of its transfer agent, Secretary or resident agent.

         SECTION 8. ARTICLES OF ORGANIZATION. All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as in effect from time to time.

         SECTION 9. AMENDMENTS. These Bylaws may be altered, amended or repealed as provided in the Articles of Organization.





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